Exhibit 99.1

Convergys Completes Acquisition of buw

Convergys Expands European Footprint and Becomes Second Largest Customer

Management Services Company in Germany

(Cincinnati; August 1, 2016) – Convergys Corporation (“Convergys”) (NYSE: CVG), a global leader in customer management, today announced that it has completed its previously announced acquisition of buw, a leader in the German customer management BPO industry.

By adding buw’s geographic footprint, complementary client base, and German language capabilities, Convergys becomes the second largest outsourced customer services provider in Germany. The combination creates a team of approximately 7,000 German-speaking service professionals, located in 19 sites and four countries – Germany, Hungary, Romania, and Poland – to serve the growing EUR 3 billion German outsourced customer management market.

“We are excited to welcome buw employees and clients to Convergys,” said Andrea Ayers, president and CEO of Convergys. “buw clients will have access to Convergys’ capabilities and global scale, and employees will have the ability to explore career opportunities in 33 countries spanning 5 continents. Convergys will benefit from buw’s footprint, strong client relationships, and an incredibly talented team. Given our similar core values and common goal of providing best-in-class service, we expect a smooth transition and growth in Europe that will continue to benefit our clients, employees, and shareholders.”

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward looking statements may be identified by words such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of Convergys’ largest clients and the major industries that it serves; (iii) contractual provisions that may limit profitability or enable Convergys’ clients to reduce or terminate services; (iv) the failure to successfully acquire and integrate businesses, including buw; (v) Convergys’ inability to protect proprietary or personally identifiable data against unauthorized access or unintended release; (vi) Convergys’ inability to maintain and upgrade its technology and network equipment in a timely and cost effective manner; (vii) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (viii) the effects of foreign currency exchange rate fluctuations; (ix) the failure to meet expectations regarding future tax liabilities or the unfavorable resolution of tax contingencies; (x) adverse effects of regulatory requirements, investigative and legal actions, and other commitments and contingencies and (xi) those factors contained in Convergys’ periodic reports filed with the SEC, including in the “Risk Factors” section of its most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and Convergys assumes no duty to update this information.

About Convergys

As a global leader in customer management for over 30 years, Convergys is uniquely focused on helping companies find new ways to enhance the value of their customer relationships and deliver consistent customer experiences across all channels and geographies. Every day, our 136,000 employees help our clients balance the demands of increasing revenue, improving customer satisfaction, and reducing overall cost using an optimal mix of agent, technology, and analytics solutions. Our actionable insight stems from handling billions of customer interactions annually for our clients. Visit www.convergys.com to learn more.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com